Exhibit 99.1

Wayside Technology Group Reports Third Quarter 2020 Results

- Net Sales up 16% to $60.9 Million, Demonstrating Operational Resilience Amid COVID-19 –

- Recently Announced Acquisitions to Drive New Growth Opportunities in 2021 -

Eatontown, NJ – November 10, 2020 – Wayside Technology Group, Inc. (NASDAQ: WSTG) (“Wayside” or the “Company”), an IT channel company providing innovative sales and distribution solutions, is reporting results for the third quarter ended September 30, 2020.

Third Quarter 2020 Summary vs. Same Year-Ago Quarter

●	Net sales increased 16% to $60.9 million compared to $52.4 million.
●	Gross profit increased 3% to $7.2 million compared to $7.1 million.
●	Net income was $0.5 million or $0.13 per share, compared to $1.4 million or $0.32 per share.
●	Net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters and acquisition related costs, net of taxes (a non-GAAP financial measure defined below) was $0.8 million or $0.19 per share, compared to $1.4 million or $0.32 per share
●	Adjusted EBITDA (a non-GAAP financial measure defined below) was $1.9 million compared to $2.4 million.

Management Commentary

“During the third quarter, we made progress in our recovery from the industry-wide lows of the pandemic in Q2,” said Dale Foster, CEO of Wayside. “We drove improvements in both net sales and gross profit as we continued our integration of Interwork and added several new vendors to our line card. Even as we operate amid pandemic-related uncertainties, our resilient strategy has allowed us to continue improving our market position in emerging technology distribution.

“Our investments in sales and marketing over the past year have enabled us to continue meeting the needs of our vendors and customers within this challenged environment. Just last month, we completed the integration of our U.S. sales team with Interwork’s Canadian sales team, and they have already begun to execute on multiple cross-sell opportunities in both geographies. The overall integration process has continued to progress smoothly, and we expect to realize additional cost synergies with Interwork in the fourth quarter.

“Yesterday, we announced our acquisition of CDF Group (CDF), a UK-based cloud, software and IT distributor and services provider. CDF’s two main go-to-market brands comprise Grey Matter, a value-added reseller that provides cloud, software, and technical services, and Sigma Software Distribution, which delivers innovative software products to resellers throughout the EMEA region.

“CDF brings a robust cloud services platform that will strategically enhance our positioning with both current and prospective vendors and customers, while significantly expanding our presence in the EMEA market. Businesses and consumers have become increasingly dependent on cloud-based infrastructures, and CDF’s cloud offerings will present a long-term opportunity to add more value-oriented services via Grey Matter’s consulting business, Cloud Know How, which will be margin accretive to our business.

“Looking to the fourth quarter and 2021, we plan to build upon our sales momentum as our business and industry continue to stabilize. We are continuing to build market awareness following our Lifeboat rebrand to Climb Channel Solutions, and this will be a consistent message as we onboard new vendors and deepen relationships with current partners. As recently reported by Gartner, after a tumultuous 2020, the research agency predicts that global IT spend is positioned for a solid recovery in 2021, and we expect to capitalize on these tailwinds through our strong operational foundation and strategic acquisitions.”

Dividend

Subsequent to the quarter, on November 3, 2020, Wayside’s board of directors declared a quarterly dividend of $0.17 per share of its common stock payable on November 27, 2020 to shareholders of record on November 23, 2020.

Third Quarter 2020 Financial Results

Net sales in the third quarter of 2020 increased 16% to $60.9 million compared to $52.4 million for the same period in 2019. Segment net sales for Climb Channel Solutions (formerly Lifeboat Distribution) in the third quarter increased 17% to $57.1 million compared to $48.8 million, and TechXtend segment net sales for the third quarter increased 8% to $3.8 million compared to $3.5 million.

Adjusted gross billings (a non-GAAP financial measure defined below) in the third quarter of 2020 increased 15% to $171.0 million compared to $149.1 million for the same period last year.

Gross profit in the third quarter of 2020 increased 3% to $7.2 million compared to $7.1 million for the same period in 2019. The increase in gross profit was driven by the acquisition of Interwork technologies, partially offset by a $0.4 million impact related to the implementation of an early-pay discount program for a large customer in the second quarter of 2020.

Total selling, general, and administrative (“SG&A”) expenses in the third quarter of 2020 were $6.4 million compared to $5.1 million in the same period in 2019. The increase was driven by sales related salaries and commissions, higher stock compensation expense and higher professional fees. SG&A expenses also include approximately $0.2 million of expenses from Interwork that the Company plans to phase out in the fourth quarter of 2020. As a percentage of revenue, SG&A was 10.8% compared to 9.7% in the third quarter of 2019.

Net income in the third quarter of 2020 was $0.5 million or $0.13 per diluted share, compared to $1.4 million or $0.32 per diluted share for the same period in 2019. Net income excluding costs related to the unsolicited bid and related matters and Interwork acquisition was $0.8 million or $0.19 per share, compared to $1.4 million or $0.32 per share in the third quarter of 2019.

Financial results include operations of Interwork Technologies effective May 1, 2020. The initial allocation of the purchase price of Interwork Technologies was based on preliminary information and is subject to adjustment during a one-year measurement period. This may include adjustments to intangible asset values, amortization and deferred taxes. More information is available in the Company’s quarterly report filed on Form 10-Q with the Securities and Exchange Commission.

Adjusted EBITDA in the third quarter of 2020 was $1.9 million compared to $2.4 million in the year-ago period.

Effective margin, which is defined as adjusted EBITDA (a non-GAAP financial measure defined below) as a percentage of gross profit, was 25.6% compared to 34.7% in the prior year period. The decrease was primarily driven by the aforementioned impacts to gross profit and increased SG&A.

Cash and cash equivalents increased significantly to $40.3 million at September 30, 2020, compared to $15.0 million at December 31, 2019. The increase was primarily driven by the early-pay discount program the Company implemented in the second quarter with one of its large customers. The Company remained debt free at September 30, 2020, and had no borrowings outstanding under its $20 million credit facility.

Conference Call

Wayside Technology Group will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the third quarter ended September 30, 2020.

Wayside management will host the conference call, followed by a question and answer period.

Date: Tuesday, November 10, 2020

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (844) 683-0552

Conference ID: 1485945

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay here and on the investor relations section of the company’s website at www.waysidetechnology.com.

About Wayside Technology Group

Wayside Technology Group, Inc. (NASDAQ: WSTG) is an IT channel company and parent of Climb Channel Solutions, an international value-added distributor for Emerging Technology Vendors with solutions for Security, Data Management, Connectivity, Storage & HCI, Virtualization & Cloud and Software & ALM. Climb provides vendors access to thousands of VARs, MSPs, CSPs and other resellers. Climb holds an IT-70 GSA contract vehicle that provides resellers and vendors with a competitive edge within the Public Sector.

Additional information can be found by visiting www.waysidetechnology.com.

Non-GAAP Financial Measures

We use non-GAAP financial measures, including adjusted gross billings, net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs, and adjusted EBITDA as supplemental measures of the performance of our business. Our use of these financial measures has limitations and you should not consider them in isolation or use them as substitutes for analysis of our financial results under generally accepted accounting principles in the United States of America (“U.S. GAAP”). The attached tables provide a reconciliation of each non-

GAAP financial measure to the most nearly comparable measure under U.S. GAAP.

Forward-Looking Statements

The statements in this release concerning the Company’s future prospects are forward-looking statements that involve certain risks and uncertainties. These risk and uncertainties include, without limitation, the continued acceptance of the Company’s distribution channel by vendors and customers, the timely availability and acceptance of new products, product mix, market conditions, contribution of key vendor relationships and support programs, as well as factors that affect the software industry in general and other factors. Currently, one of the most significant factors, however, is the potential adverse effect of the current pandemic of the novel coronavirus, or COVID-19, on the Company, the global economy and financial markets. The extent to which COVID-19 impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, including the impact on our reseller partners and the end customer markets they serve, among others. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in our filings with the Securities and Exchange Commission.

Company Contact

Michael Vesey

Chief Financial Officer

1-732-389-0932

michael.vesey@waysidetechnology.com

Investor Relations Contact

Sean Mansouri, CFA or Cody Slach

Gateway Investor Relations

1-949-574-3860

WSTG@gatewayir.com

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	September 30,	December 31,
	2020	2019

ASSETS
Current assets
Cash and cash equivalents	$40,296	$14,984
Accounts receivable, net of allowances of $850 and $765, respectively	74,892	100,987
Inventory, net	3,138	2,760
Vendor prepayments	3,366	100
Prepaid expenses and other current assets	3,510	2,718
Total current assets	125,202	121,549

Equipment and leasehold improvements, net	1,028	1,215
Goodwill	3,999	—
Other intangibles, net	3,772	—
Right-of-use assets, net	1,643	1,792
Accounts receivable long-term	388	1,358
Other assets	176	111
Deferred income tax assets	—	256
Total assets	$136,208	$126,281

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$91,455	$78,364
Lease liability, current portion	428	383
Total current liabilities	91,883	78,747

Lease liability, net of current portion	1,926	2,189
Non-current liabilities	89	89
Deferred income tax liabilities	82	—
Total liabilities	93,980	81,025

Stockholders’ equity
Common Stock, $.01 par value; 10,000,000 shares authorized; 5,284,500 shares issued: 4,365,613 and 4,505,693 shares outstanding, respectively	53	53
Additional paid-in capital	31,720	32,874
Treasury stock, at cost, 918,887 and 778,807 shares, respectively	(14,668)	(13,256)
Retained earnings	26,405	26,715
Accumulated other comprehensive loss	(1,282)	(1,130)
Total stockholders’ equity	42,228	45,256
Total liabilities and stockholders’ equity	$136,208	$126,281

WAYSIDE TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

( Amounts in thousands, except per share data)

	Nine months ended		Three months ended
	September 30,		September 30,
	2020	2019	2020	2019

Net sales
Climb Channel Solutions segment	$168,537	$136,189	$57,059	$48,815
TechXtend segment	11,587	11,708	3,860	3,548
Total net sales	180,124	147,897	60,919	52,363

Cost of sales
Climb Channel Solutions segment	148,147	116,481	50,474	42,429
TechXtend segment	9,462	9,308	3,208	2,879
Total Cost of sales	157,609	125,789	53,682	45,308

Gross profit
Climb Channel Solutions segment	20,390	19,708	6,585	6,386
TechXtend segment	2,125	2,400	652	669
Total gross profit	22,515	22,108	7,237	7,055

Selling, general and administrative expenses
Selling costs	9,379	8,644	3,268	2,797
Legal and financial advisory expenses, net - unsolicited bid and related matters	1,752	-	(81)	-
Acquisition related costs	982	-	344	-
Other general and administrative expenses	7,890	7,531	2,889	2,290
Total selling, general and administrative expenses	20,003	16,175	6,420	5,087

Income from operations	2,512	5,933	817	1,968

Interest, net	105	416	19	118
Foreign currency transaction gain	211	39	(67)	(52)
Income before provision for income taxes	2,828	6,388	769	2,034
Provision for income taxes	881	1,624	239	589

Net income	$1,947	$4,764	$530	$1,445

Income per common share - Basic	$0.44	$1.06	$0.13	$0.32
Income per common share - Diluted	$0.44	$1.06	$0.13	$0.32

Weighted average common shares outstanding - Basic	4,306	4,415	4,218	4,428
Weighted average common shares outstanding - Diluted	4,306	4,415	4,218	4,428

Dividends paid per common share	$0.51	$0.51	$0.17	0.17

Reconciliation of GAAP and Non-GAAP Financial Measures (unaudited)

(Amounts in thousands, except per share data)

The table below presents net sales reconciled to adjusted gross billings (Non-GAAP):

	Nine months ended		Three months ended
	September 30,		September 30,
	2020	2019	2020	2019
Adjusted Gross Billings (Non-GAAP) (1)

Net sales	$180,124	$147,897	$60,919	$52,363
Costs of sales related to Software – security and highly interdependent with support and maintenance, support or other services	322,732	285,622	110,099	96,695
Adjusted gross billings (Non-GAAP)	$502,856	$433,519	$171,018	$149,058

(1)	We define adjusted gross billings as net sales in accordance with US GAAP, adjusted for the cost of sales related to Software – security and highly interdependent with support and maintenance, support and other services. We provided a reconciliation of adjusted gross billings to net sales, which is the most directly comparable US GAAP measure. We use adjusted gross billings of product and services as a supplemental measure of our performance to gain insight into the volume of business generated by our business, and to analyze the changes to our accounts receivable and accounts payable. Our use of adjusted gross billings of product and services as analytical tools has limitations, and you should not consider them in isolation or as substitutes for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted gross billings of product and services or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The tables below present net income reconciled to net income excluding legal and financial advisory expenses – unsolicited bid and related matters, net of taxes and acquisition related costs (Non-GAAP) (2) and net income reconciled to adjusted EBITDA (3):

	Nine months ended		Three months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income reconciled to net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs (Non-GAAP):

Net income	$1,947	$4,764	$530	$1,445
Legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes	1,314	-	(61)	-
Acquisition related costs	982	-	344	-
Net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs	$4,243	4,764	$813	$1,445

Net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs per common share - diluted	$0.99	$1.08	$0.19	$0.41

(2)	We define net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs, as net income, plus legal and financial advisory expenses, net - unsolicited bid and related matters and acquisition related costs, less the income tax benefit attributable to the legal and financial advisory expenses, net - unsolicited bid and related matters. We provided a reconciliation of net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs, to net income, which is the most directly comparable U.S. GAAP measures. We use net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs as supplemental measures of our performance to gain insight into comparison of our businesses profitability when compared to the prior year. Our use of net income excluding legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes and acquisition related costs has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. In addition, other companies, including companies in our industry, might calculate legal and financial advisory expenses, net - unsolicited bid and related matters, acquisition related costs, legal and financial advisory expenses, net - unsolicited bid and related matters, net of taxes, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

	Nine months ended		Three months ended
	September 30,		September 30,
	2020	2019	2020	2019
Net income reconciled to adjusted EBITDA:

Net income	$1,947	$4,764	$530	$1,445
Provision for income taxes	881	1,624	239	589
Depreciation and amortization	403	380	164	119
Interest expense	60	48	19	8
EBITDA	3,291	6,816	952	2,161
Share-based compensation	1,037	620	637	286
Legal and financial advisory expenses, net - unsolicited bid and related matters	1,752	-	(81)	-
Acquisition related costs	982	-	344	-
Adjusted EBITDA	$7,062	$7,436	$1,852	$2,447

(3)	We define adjusted EBITDA, as net income, plus provision for income taxes, depreciation, amortization, share-based compensation, interest, legal and financial advisory expenses – unsolicited bid and related matters and acquisition related costs. We define effective margin as adjusted EBITDA as a percentage of gross profit. We provided a reconciliation of adjusted EBITDA to net income, which is the most directly comparable US GAAP measure. We use adjusted EBITDA as a supplemental measure of our performance to gain insight into our businesses profitability when compared to the prior year and our competitors. Adjusted EBITDA is also a component to our financial covenants in our credit facility. Our use of adjusted EBITDA has limitations, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under US GAAP. In addition, other companies, including companies in our industry, might calculate adjusted EBITDA, or similarly titled measures differently, which may reduce their usefulness as comparative measures.

The following represents the components of interest, net:

	Nine months ended		Three months ended
	September 30,		September 30,
	2020	2019	2020	2019
Components of interest, net

Amortization of discount on accounts receivable with extended payment terms	$(136)	$(389)	$(29)	$(102)
Interest income	(29)	(75)	(9)	(24)
Interest expense	60	48	19	8
Interest, net	$(105)	$(416)	$(19)	$(118)